EXHIBIT 99.1

Report of Independent Auditors

The Board of Directors and Stockholders of

Panhandle Oil and Gas Inc.

We have audited the accompanying financial statements of Eagle Ford Shale Acquisition Properties, which comprise the statements of revenues and direct operating expenses for the years ended September 30, 2013 and 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with the basis of accounting described in the footnotes to the financial statements; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of Eagle Ford Shale Acquisition Properties for the years ended September 30, 2013 and 2012, on the basis of accounting described in in the footnotes to the financial statements.

Basis of Accounting

As described in the footnotes to the financial statements, the financial statements represent the revenues and direct operating expenses, which is a basis of accounting other than U.S. generally accepted accounting principles. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

August 29, 2014

Eagle Ford Shale Acquisition Properties

Statements of Revenues and Direct Operating Expenses

	Year Ended September 30,		Nine Months Ended June 30,
	2013	2012	2014	2013
			(unaudited)
Oil, NGL and gas revenues	$21,562,042	$2,138,037	$17,876,910	$14,862,947
Direct operating expenses	5,058,456	861,989	4,753,949	3,555,910
Oil, NGL and gas revenues in excess of direct operating expenses	$16,503,586	$1,276,048	$13,122,961	$11,307,037

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Eagle Ford Shale Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

Basis of Presentation

The accompanying Statements of Revenues and Direct Operating Expenses represent the interest in the revenue and direct operating expenses of approximately 1,775 net acres of oil and natural gas producing properties acquired by Panhandle Oil and Gas Inc. (the “Company”) from private sellers (the “Sellers”) on June 17, 2014. The properties are located in the Eagle Ford Shale oil window in LaSalle and Frio Counties, Texas, and are referred to herein as the “Eagle Ford Shale Acquisition Properties.”

The Statements of Revenues and Direct Operating Expenses have been derived from the Sellers’ historical financial records. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the Eagle Ford Shale Acquisition Properties were not accounted for as, or operated as, a separate subsidiary or division by the Sellers. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Eagle Ford Shale Acquisition Properties, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. These costs were not separately allocated to the working interests of the Eagle Ford Shale Acquisition Properties in the accounting records of the Sellers. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations indicative of the historical performances of the Eagle Ford Shale Acquisition Properties had they been the Company’s properties due to the differing size, structure and operations of the Sellers versus the Company. Furthermore, no balance sheet has been presented for the Eagle Ford Shale Acquisition Properties because the acquired properties were not accounted for as, or operated as, a separate subsidiary or division by the Sellers and complete financial statements are not available, nor has information about the Eagle Ford Shale Acquisition Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Eagle Ford Shale Acquisition Properties are presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X.

Eagle Ford Shale Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Eagle Ford Shale Acquisition Properties on a go forward basis.

The accompanying Statements of Revenues and Direct Operating Expenses for the nine months ended June 30, 2014 and 2013, are unaudited, and have been prepared on the same basis as the annual Statements of Revenues and Direct Operating Expenses and, in the opinion of management, reflect all adjustments necessary to fairly present the Eagle Ford Shale Acquisition Properties’ excess of revenue over direct operating expenses for the nine months ended June  30, 2014 and 2013.

Summary of Significant Accounting Policies

Use of Estimates – The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of the Sellers. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenues and direct operating expenses relate to the historical net revenue interest and net working interest, respectively, in the Eagle Ford Shale Acquisition Properties.

Revenue Recognition – Oil, NGL and natural gas revenues are recognized when production is sold to a purchaser at the fixed or determinable price, when delivery has occurred, title has transferred, and collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. There were no significant imbalances with other revenue interest owners during the two years ended September 30, 2013 and 2012, and the nine months ended June  30, 2014 and 2013.

During the two years ended September 30, 2013 and 2012, and the nine months ended June  30, 2014 and 2013, oil, NGL and natural gas sales were made through the wells’ operator, Cheyenne Petroleum Company, to other purchasers.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Eagle Ford Shale Acquisition Properties. Direct operating expenses include lease operating expenses, production taxes and processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, support equipment and facilities directly related to oil, NGL and natural gas production activities.

Contingencies

The activities of the Eagle Ford Shale Acquisition Properties may become subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Eagle Ford Shale Acquisition Properties.

Subsequent Events

The Company has evaluated subsequent events through August 29, 2014, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

Eagle Ford Shale Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

Supplemental Oil and Gas Reserve Information – Unaudited

The reserve estimates at September 30, 2013 and 2012, presented in the table below were prepared by the Company’s engineer and consultant, in accordance with the Financial Accounting Standards Board’s authoritative guidance on oil and gas reserve estimation and disclosures. At September 30, 2013 and 2012, all of the oil, NGL and natural gas producing activities related to the Eagle Ford Shale Acquisition Properties were conducted within the continental United States.

The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Proved oil, NGL and natural gas reserves are the estimated quantities of oil, NGL and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil, NGL and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Estimated Quantities of Proved Oil, NGL and Natural Gas Reserves – Unaudited

The following tables set forth the estimated net proved, proved developed and proved undeveloped oil, NGL and natural gas reserves related to the Eagle Ford Shale Acquisition Properties at September 30, 2013 and 2012:

	Proved Reserves
	Oil	NGL	Natural Gas
	(Bbl)	(Bbl)	(Mcf)	Mcfe
September 30, 2011 net proved balance	3,640	4,178	24,275	71,183

Revisions of previous estimates	10,674	10,351	60,141	186,291
Extensions, discoveries and other additions	328,063	46,684	283,342	2,531,824
Production	(20,740)	(3,331)	(31,484)	(175,910)
September 30, 2012 net proved balance	321,637	57,882	336,274	2,613,388

Revisions of previous estimates	228,755	82,497	429,464	2,296,976
Extensions, discoveries and other additions	4,828,148	658,080	3,869,473	36,786,841
Production	(195,752)	(25,293)	(143,480)	(1,469,750)
September 30, 2013 net proved balance	5,182,788	773,166	4,491,731	40,227,455

Eagle Ford Shale Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

	Proved Developed Reserves			Proved Undeveloped Reserves
	Oil	NGL	Natural Gas	Oil	NGL	Natural Gas
	(Bbl)	(Bbl)	(Mcf)	(Bbl)	(Bbl)	(Mcf)

September 30, 2011	3,640	4,178	24,275	-	-	-
September 30, 2012	321,637	57,882	336,274	-	-	-
September 30, 2013	1,075,890	199,210	1,157,318	4,106,898	573,956	3,334,413

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil, NGL and Natural Gas Reserves – Unaudited

The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil, NGL and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses (if applicable), discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. As described in Basis of Presentation, the Statements of Revenue and Direct Operating Expenses do not include income tax expense, and therefore income tax expense was omitted from the Standardized Measure calculation.

The estimated net proved reserves and related future net revenues and Standardized Measure for the Eagle Ford Shale Acquisition Properties were determined using index prices for oil, NGL and natural gas, and were held constant throughout the life of the properties. The unweighted arithmetic average first-day-of-the-month prices for the prior twelve months were adjusted by field for quality, geographical differentials and other factors affecting the price received at the wellhead. The prices used to calculate reserves and future cash flows from reserves for oil, NGL and natural gas, respectively, were as follows: September 30, 2013 - $95.70/Bbl, $33.88/Bbl, $4.06/Mcf ; September 30, 2012 –$95.40/Bbl, $33.77/Bbl, $3.18/Mcf.

The following table sets forth the Standardized Measure of discounted future net cash flows (excluding income tax expense) from projected production of the Eagle Ford Shale Acquisition Properties’ estimated net oil, NGL and natural gas reserves at September 30, 2013 and 2012:

	At September 30,
	2013	2012

Future cash inflows	$540,434,970	$33,706,010
Future production costs	(135,869,410)	(9,601,640)
Future development and asset retirement costs	(110,074,980)	(3,360,000)
Future net cash flows	294,490,580	20,744,370
10% annual discount for estimating timing of cash flows	(190,344,610)	(6,969,350)
Standardized measure of discounted net cash flows
relating to proved oil and natural gas reserves	$104,145,970	$13,775,020

Eagle Ford Shale Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil, NGL and natural gas reserves of the Eagle Ford Shale Acquisition Properties for the periods presented:

	2013	2012

Beginning of year	$13,775,020	$205,450
Sales of oil, NGL and natural gas, net	(16,503,586)	(1,276,048)
Net changes in prices and production costs	3,580,460	175,067
Net changes in future development and asset retirement costs	(70,862,648)	(2,590,289)
Extentions & discoveries	130,836,681	15,506,641
Revisions of previous quantity estimates	15,339,600	1,324,646
Accretion of discount	1,377,502	20,545
Changes in timing and other	26,602,941	409,008
End of year	$104,145,970	$13,775,020